EXHIBIT 10.3
SECOND AMENDMENT OF SUBLEASE
     THIS SECOND AMENDMENT OF SUBLEASE (“Amendment”) is made as of this 14th day of June 2006, by and between WEBSIDESTORY, INC (“Sublessor”) and RF MAGIC, INC. (“Sublessee”).
R E C I T A L S
     A. Sublessor and Sublessee entered into that certain Sublease dated July 3, 2001 (“Sublease”) for the lease of certain Subleased Premises in the City of San Diego, California, all as more particularly set forth in the Sublease; as amended by that certain Amendment to Sublease dated September 10, 2003 (“First Amendment”).
     B. Sublessor and Sublessee desire to further amend the Sublease in order to extend the Sublease Term and adjust the rent and security deposit, as more particularly set forth hereinbelow.
T E R M S
     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Amendment.
          (a) Section 6 of the Sublease, as amended by the First Amendment, is hereby further amended to provide that the Sublease Term expires at 11:59 p.m. on December 31, 2007.
          (b) Section 7 of the Sublease, as amended by the First Amendment, is hereby further amended to provide that the Monthly Basic Rent from and including February 1, 2007 until the expiration of the Sublease Term will be $51,244.80.
          (c) In addition to the Cash Security Deposit of $31,636.00 provided for in Section 7 of the Sublease, Sublessee, upon the execution of this Amendment, shall deliver to Sublessor the sum of $15,000 (the “Additional Cash Security Deposit”) to be part of the Cash Security Deposit.
          (d) Notwithstanding anything to the contrary set forth in the Sublease, Sublessee agrees that at the expiration of the Sublease Term, Sublessee shall, upon the request of Sublessor and at Sublessee’s sole cost and expense, restore the portions of the Subleased Premises described below (as well as any other modifications made by Sublessee prior to the expiration of the Sublease Term) to their condition prior to the time Sublessee modified such portion of the Subleased Premises:

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Project	Approximate Project Start Date

Miscellaneous Tenant Improvements	July 2, 2004

Compressor Room Ventilation	August 5, 2005
          Notwithstanding the foregoing, Sublessor and Sublessee acknowledge and agree that as set forth in the Sublease, Sublessee shall have no obligation to remove the “Office Work,” the “Lobby Work” or the “Lab Work” (as each such term is defined in the Sublease) at the expiration of the Sublease Term.
     2. Effect. Except as expressly modified by this Amendment, the Sublease, as previously amended by the First Amendment, shall remain unchanged and in full force and effect.
     3. No Modification or Waiver. Except as otherwise set forth in this Amendment, nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Sublease.
     4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.
     5. Successors. The provisions of this Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.
     6. Consent. This Amendment is conditioned upon the written consent of Lessor (as defined in the Sublease). If Sublessor fails to obtain Lessor’s consent within thirty (30) days after execution of this Amendment by Sublessor, then this Amendment shall be deemed null and void and Sublessor shall return to Sublessee the Additional Cash Security Deposit.
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     IN WITNESS WHEREOF, this Amendment has been entered into by the parties as of the day and year first above written.
RF MAGIC, INC.
Sublessee

By:	/s/ DAVID LYLE
Name: David Lyle
Title: CFO
Date: June 14, 2006
WEBSIDESTORY, INC.
Sublessor

By:	/s/ DRU GREENHALGH
Name: Dru Greenhalgh
Title: VP and General Counsel
Date: June 14, 2006

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